UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 2, 2017, Griffon Corporation (the “Company”), through its subsidiary, ClosetMaid LLC, completed its previously announced acquisition of ClosetMaid Corporation, and certain other entities and assets, from Emerson Electric Co. (“Emerson”), used or held for use in connection with Emerson’s residential storage and organization solutions business (collectively, “ClosetMaid”) under the brand name of ClosetMaid and other private label brands (the “ClosetMaid Acquisition”). The ClosetMaid Acquisition was completed pursuant to an Asset and Stock Purchase Agreement dated as of September 1, 2017, as amended (the “Amendment”) on September 25, 2017 (the “Purchase Agreement”).  The consideration for the ClosetMaid Acquisition was $200 million in cash, on a cash-free, debt-free basis, subject to certain adjustments.

The terms of the Purchase Agreement and Amendment were previously described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2017 (the “Original 8-K”) and September 27, 2017 (the “Amendment 8-K”), respectively. Such descriptions of the Purchase Agreement and Amendment are incorporated herein by reference and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and Amendment, which were attached as Exhibit 2.1 to the Original 8-K and Amendment 8-K, respectively.

Item 1.01. Entry into a Material Definitive Agreement

Notes Offering

On October 2, 2017, the Company completed its previously announced add-on notes offering (the “Notes Offering”) of $275 million aggregate principal amount of 5.25% senior notes due 2022 (the “New Notes”). The New Notes were issued at a price equal to 101% of face value, plus accrued interest from September 1, 2017. The New Notes were issued under the same indenture (the “Indenture”) pursuant to which the Company previously issued $725,000,000 in aggregate principal amount of its 5.25% Senior Notes due 2022 (the “Existing Notes” and together with the New Notes, the “Notes”). The New Notes were sold in a private placement pursuant to a purchase agreement, dated September 27, 2017, among the Company, the guarantors named therein (the “Guarantors”) and Deutsche Bank Securities Inc., as the representative of the initial purchasers of the New Notes (such purchasers, the “Initial Purchasers”). The New Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The New Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The net proceeds to the Company from the Notes Offering were approximately $271.1 million.

The New Notes have identical terms to the Existing Notes, other than the issue date, the issue price and the first interest payment date. The New Notes will be treated as a single class of notes with the Existing Notes for all purposes under the Indenture but will not be fungible with or have the same CUSIP and ISIN numbers as the Existing Notes unless and until such time as the New Notes are exchanged for additional Existing Notes pursuant to the terms of a registration rights agreement.

Griffon used a substantial portion of the proceeds from the offering to finance the ClosetMaid Acquisition and for the payment of related fees and expenses, and intends to use the remaining proceeds for general corporate purposes (including, without limitation, to temporarily repay borrowings under its revolving credit facility).

Certain terms and conditions of the Notes and the Indenture are as follows:

Maturity. The Notes mature on March 1, 2022.

Interest. The Notes accrue interest at a rate of 5.25% per year. Interest on the Notes is paid semi-annually on each March 1 and September 1.

Ranking. The Notes and guarantees will be senior unsecured obligations of the Company and the Guarantors and will be:

•	equal in right of payment to all of the Company’s and the Guarantors’ existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;
•	effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing that indebtedness and other obligations;
•	structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s or the Guarantors’ subsidiaries that do not guarantee the Notes; and
•	senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

Guarantees. The Notes will be unconditionally guaranteed on a joint and several and senior unsecured basis by the Guarantors, which, following the closing of the ClosetMaid Acquisition, will include ClosetMaid LLC. If the Company or any of its restricted subsidiaries organize, acquire, transfer assets to or otherwise invest in any newly created or acquired domestic restricted subsidiary (other than a domestic restricted subsidiary if the Net Book Value (as defined in the Indenture) of such domestic restricted subsidiary’s assets, when taken together with the aggregate Net Book Value of the assets of all other domestic restricted subsidiaries that are not Guarantors, as of such date, does not exceed in the aggregate $50.0 million), then such domestic restricted subsidiary shall unconditionally guarantee the Notes.

In addition, to the extent that the collective Net Book Value of the assets of the Company’s non-guarantor domestic restricted subsidiaries, as of the date of the organization, acquisition, transfer of assets to or investment in a non-guarantor domestic restricted subsidiary, exceeds $50.0 million, then one or more of such non-guarantor domestic restricted subsidiaries shall guarantee the Notes, such that the collective Net Book Value of the assets of all remaining non-guarantor domestic restricted subsidiaries does not exceed $50.0 million.

Optional Redemption. The Company may redeem some or all of the Notes, in whole or in part, at any time at the redemption prices set forth in the Indenture (initially 103.938% of the principal amount of the Notes and declining to 100% of the principal amount of the Notes on or after March 1, 2020), plus accrued and unpaid interest to the redemption date.

Repurchases at the Option of Holders. Upon the occurrence of a Change of Control (as defined in the Indenture) or certain Asset Sales (as defined in the Indenture), the Company must offer to repurchase the Notes at a price equal to 101%, in the case of a Change of Control, or 100%, in the case of an Asset Sale, of the principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

Covenants. The Indenture contains customary covenants limiting the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things:

•	incur additional debt, issue preferred stock or enter into sale and leaseback transactions;
•	pay dividends or distributions on its capital stock or repurchase its capital stock or make other restricted payments;
•	issue preferred stock of subsidiaries;
•	make certain investments;

•	create liens on the Company’s and its restricted subsidiaries’ assets;
•	enter into transactions with affiliates;
•	merge, consolidate or sell substantially all of the Company’s assets;
•	transfer and sell assets;
•	create restrictions on dividends or other payments by the Company’s restricted subsidiaries; and
•	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions, which are set forth in the Indenture. Many of these covenants will cease to apply to the Notes during any period that the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s, provided no default has occurred and is continuing under the Indenture.

Events of Default. If an event of default, as specified in the Indenture, shall occur and be continuing, either the Trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes.

A copy of the Indenture, which includes the form of the Notes, is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 27, 2014 and is incorporated herein by reference. The description set forth above of certain terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes.

In connection with the Notes Offering, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of October 2, 2017, with Deutsche Bank Securities Inc., as representative of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Commission a registration statement, and use its commercially reasonable efforts to cause such registration statement to become or be declared effective, relating to an offer to exchange the New Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the New Notes. If the Company is not able to effect the exchange offer or, in certain circumstances, an exchange offer is not available, the Company will instead and/or in addition be obligated to file a shelf registration statement covering the resale of the New Notes and use its commercially reasonable efforts to cause such registration statement to become or be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the New Notes.

The description of certain terms of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on October 2, 2017, the Company completed the ClosetMaid Acquisition.  The ClosetMaid Acquisition was completed pursuant to the Purchase Agreement for consideration of $200 million in cash, on a cash-free, debt-free basis, subject to certain adjustments.  The Company funded the Acquisition with proceeds from the Notes Offering.

The information in the Introductory Note is incorporated by reference into this Item 2.01.  A copy of the press release announcing the closing of the ClosetMaid Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events

On October 2, 2017, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Amendment to Credit Agreement

On October 2, 2017, the Company entered into an amendment to the Third Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. (the “Administrative Agent”), Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as co-syndication agents, Bank of America, N.A., Capital One, N.A. and Citizens Bank, National Association, as co-documentation agents, and the other lenders party thereto (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides the Company with additional operating and financial flexibility through a modification to the net leverage covenant for the quarters ending September 30, 2017, through March 31, 2019. The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this current report on Form 8-K not later than 71 days after the date by which this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

The pro-forma financial information required by this Item 9.01(b) will be filed by amendment to this current report on Form 8-K not later than 71 days after the date by which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

4.1	Registration Rights Agreement, dated as of October 2, 2017, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as representative of the Initial Purchasers.

99.1	Press Release, dated October 2, 2017.

99.2	Press Release, dated October 2, 2017.

99.3	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated October 2, 2017, among Griffon Corporation, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as co-syndication agents, Bank of America, N.A., Capital One, N.A. and Citizens Bank, National Association, as co-documentation agents, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: October 2, 2017	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Registration Rights Agreement, dated as of October 2, 2017, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as representative of the Initial Purchasers.
99.1	Press Release, dated October 2, 2017.

99.2	Press Release, dated October 2, 2017.

99.3

Amendment No. 2 to Third Amended and Restated Credit Agreement, dated October 2, 2017, among Griffon Corporation, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, as co-syndication agents, Bank of America, N.A., Capital One, N.A. and Citizens Bank, National Association, as co-documentation agents, and the other lenders party thereto.